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                                                                  Exhibit 23.2

                           CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Employee Stock Purchase Plan of our report dated February 7, 1997 (except for Note 5 and the last paragraph of Note 6, for which the date is April 9, 1997) with respect to the consolidated financial statements of Source Media, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                             ERNST & YOUNG LLP

Dallas, Texas
June 25, 1997